UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Armada Drive, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 602-3292

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2005, JMAR received purchase orders for three READ units from FemtoTrace, Inc. (FemtoTrace). In partnership with FemtoTrace, JMAR will design and manufacture three advanced chemical detection units based on FemtoTrace READ (Reversal Electron Attachment Detection) technology.

The purchase orders expand the original agreement, announced in March 2003, from delivering two Beta units to three, all of which are going to different customers of FemtoTrace.

Under the previously announced contract, clearance for delivery of these Beta units was subject to completion of two Alpha units. Although not yet delivered to FemtoTrace, the Alpha units have gone through sufficient testing for FemtoTrace to release these Beta orders to JMAR. The three READ Beta units will be built as a pre-production run at a total price exceeding $900,000, and are scheduled for delivery in the fourth quarter of 2005 and the first quarter of 2006. The previously announced contract defined a target price for the Beta units that has been updated in accordance with changes to the original concept. The original price of the two Beta units in the March 2003 agreement was $418,733.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

August 5, 2005	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer